EXHIBIT 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and Chief Financial Officer of Cuisine Solutions, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)

the Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 of the Company for the period ended June 28, 2008 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)

information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ STANISLAS VILGRAIN
Stanislas Vilgrain Chief Executive Officer and President

September 15, 2008

By:	/s/ RONALD ZILKOWSKI
Ronald Zilkowski Chief Financial Officer, Treasurer and Corporate Secretary

September 15, 2008